Exhibit 10-6-1
                             FIRST AMENDMENT TO THE
                               EXEL0N CORPORATION
                          1989 LONG TERM INCENTIVE PLAN


The Exelon Corporation Long Term Incentive Plan, as amended and restated, effective October 20, 2000 (the "Plan"), is hereby further amended, effective October 20, 2000, as follows:

                                        I

         The name of the Plan is hereby amended to be the Exelon Corporation Long Term Incentive Plan.

                                       II

         Section 5(e)(i) is amended to read as follows:

         "(e)     Termination of Employment, Disability or Death.

              (i) If a Grantee's employment by the Company terminates by reason of Retirement, death or Disability, then on the date of such Retirement, death or Disability, any Option held by such Grantee shall, notwithstanding Section 5(d) hereof, become exercisable as to all of the shares of Company Stock remaining subject to such Option and may
         (1) in the cases of Retirement or Disability, be exercised by such Grantee or his or her legal representative, Successor Grantee (as defined in Section 12(a)) or permitted transferees, as the case may be, until 11:59 p.m. (CST or CDT, as applicable) on the fifth anniversary of the Grantee's Retirement or termination of employment on account of Disability or, if earlier, the last day of the term of such Option, or
         (2) in the case of death, be exercised by such Grantee's legal representative, Successor Grantee or permitted transferees, as the case may be, until 11:59 p.m. (CST or CDT, as applicable) on the third anniversary of the date of death or, if earlier, the last day of the term of such Option."


                                       III

         Section 5(e)(iv) is amended to read as follows:

         "(e)     Termination of Employment, Disability or Death.

              (iv) Notwithstanding any provision of the Plan or any Grant Instrument to the contrary, if, within 24 months following a Change in Control, Grantee's employment is terminated (i) by the Company other than for Cause, or
(ii) by the Grantee for Good Reason, outstanding Options shall immediately become fully exercisable and may thereafter be exercised by the Grantee or his or her legal representative, Successor Grantee or permitted transferees, as the case may be, until the last day of the term of the Option; provided, however, that a termination of employment with the Company or a subsidiary thereof and immediate reemployment by an entity which purchases or otherwise acquires Company assets shall not be a termination of employment within the meaning of this Section 5(e)(iv)."



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                                       IV

Except as herein amended, the Plan shall remain in full force and effect.

Executed this 22nd day of December, 2000.



                                       EXELON CORPORATION



                                       By: /s/ S. Gary Snodgrass
                                           ------------------------
                                           S. Gary Snodgrass
                                           Senior Vice President